Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

FIRST-QUARTER 2015 FINANCIAL RESULTS

First-Quarter Revenues of $50.5 million up 13% in constant currency

First-Quarter adjusted EBITDA of $4.6 million up 55% in constant currency

Adjusted EPS of $0.05 up 67%

Announces amended Credit Agreement extending duration to May 2020 with improved terms

STAMFORD, Conn., May 11, 2015 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the first quarter ended March 31, 2015.

“Our first-quarter revenues grew by 13%, led by double-digit growth in the Americas and Asia Pacific and 7% in Europe, with growth rates in constant currency,” said Michael Connors, Chairman and Chief Executive Officer.  “Continued double-digit growth in recurring revenue streams, significant new public sector wins across the Americas and Australia also helped drive our strong performance. In addition, we extended our multiyear, multimillion-dollar agreement with a large UK government agency.  We anticipate continued solid demand across all regions in 2015, although like most multinationals, our reported results are negatively impacted by currency translation.

“In addition to our solid financial results, we are very pleased to announce an amended Credit Agreement that extends the term of the agreement by two years, to May 2020, while lowering both the interest rate and the amortization requirements, as well as affording greater flexibility around capital deployment and return,” Connors said.  “We continued to execute on our balanced capital allocation framework by reducing debt, buying back shares and paying our first-ever special dividend.”

First-Quarter 2015 Results

ISG reported first-quarter revenues of $50.5 million, an increase of 13% in constant currency and 5% on a reported basis, from $48.2 million in the first quarter of 2014.  Currency negatively impacted reported revenues by $3.7 million versus the prior year.  Revenues were $27.6 million in the Americas (up 14% from the same period in 2014), $18.1 million in Europe (up 7%), and $4.8 million in Asia Pacific (up 34%), with growth rates in constant currency.

ISG reported operating income of $2.0 million for the first quarter of 2015.  This compares with operating income of $1.0 million in the first quarter of 2014.  Net income for the first quarter was $0.9 million, up from $0.1 million in the first quarter of 2014.  Reported fully diluted earnings per share (EPS) were $0.02 per share compared with $0.00 per share for the same period in 2014.  Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain, on a tax-adjusted basis) for the first quarter was $2.0 million, up 58%, or $0.05 per share on a diluted basis, compared with adjusted net income of $1.2 million, or $0.03 per share on a diluted basis, in the prior year’s first quarter.

First-quarter 2015 adjusted earnings before net income attributable to noncontrolling interest, interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, gain on extinguishment of debt and bargain purchase gain (adjusted EBITDA, a non-GAAP measure) was $4.6 million, an increase of 55%, in constant currency, from $3.4 million in the first quarter of 2014.  Currency negatively impacted reported adjusted EBITDA by $0.5 million versus the prior year.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $17.2 million at March 31, 2015, a decrease of $10.5 million from December 31, 2014.  The decrease in cash balances from December 2014 was principally attributable to a seasonal build in working capital as well as the non-operating use of cash, including the payment of a special dividend of $5.2 million, $0.8 million in debt repayments and $1.0 million in repurchases of stock.  Total outstanding debt at March 31, 2015 was $52.5 million compared with $53.4 million at December 31, 2014.

Amended Credit Agreement

ISG today announced it has amended its 2013 Credit Agreement originally entered into on May 3, 2013.  The amendment includes a reduction in annual mandatory principal payments, a lowering of borrowing costs and an extension of the term of the original agreement by two years, resulting in a maturity date of May 3, 2020.  In addition, the amendment allows the Company to prepay ISG’s outstanding subordinated convertible notes.

Conference Call

ISG has scheduled a call at 9:00 a.m., Eastern Time, Tuesday, May 12, 2015, to discuss the Company’s first-quarter financial results.  The call can be accessed by dialing 1-888-430-8709 or for international callers 001-719-325-2432.  The access code is 3210152.

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About Information Services Group

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving more than 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience and global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 900 employees and operates in 21 countries.

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Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months ended March 31, 2015 and March 31, 2014.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to noncontrolling interest, interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, gain on extinguishment of debt and bargain purchase gain) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain, on a tax-adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates based on an average of daily spot rates from January 1, 2014 to August 31, 2014), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Revenues	$50,539	$48,241
Operating expenses
Direct costs and expenses for advisors	30,438	29,812
Selling, general and administrative	16,410	15,655
Depreciation and amortization	1,718	1,738
Operating income	1,973	1,036
Interest income	2	2
Interest expense	(498)	(518)
Foreign currency transaction gain (loss)	374	(14)

Income before taxes	1,851	506
Income tax provision	944	418
Net income	907	88
Net income attributable to noncontrolling interest	54	25
Net income attributable to ISG	$853	$63

Weighted average shares outstanding:
Basic	37,032	37,383
Diluted	38,490	38,861

Earnings per share attributable to ISG:
Basic	$0.02	$0.00
Diluted	$0.02	$0.00

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Net income attributable to ISG	$853	$63
Plus:
Net income attributable to noncontrolling interest	54	25
Interest expense (net of interest income)	496	516
Income taxes	944	418
Depreciation and amortization	1,718	1,738
Foreign currency transaction	(374)	14
Non-cash stock compensation	902	601
Adjusted EBITDA	$4,593	$3,375

Net income attributable to ISG	$853	$63
Plus:
Intangible amortization	1,279	1,298
Non-cash stock compensation	902	601
Foreign currency transaction	(374)	14
Tax effect (1)	(687)	(727)
Adjusted net income	$1,973	$1,249

Weighted average shares outstanding:
Basic	37,032	37,383
Diluted	38,490	38,861

Adjusted earnings per share:
Basic	$0.05	$0.03
Diluted	$0.05	$0.03

(1)  Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	March 31, 2015	Three Months Ended	Constant currency	March 31, 2014
	March 31, 2015	impact (1)	Adjusted	March 31, 2014	impact (1)	Adjusted
Revenue	$50,539	$2,436	$52,975	$48,241	$(1,283)	$46,958
Operating income (loss)	$1,973	$231	$2,204	$1,036	$(241)	$795
Adjusted EBITDA	$4,593	$254	$4,847	$3,375	$(246)	$3,129

(1)  Foreign currency rates based on an average FX rate from January 1, 2014  to August 31, 2014 used for constant currency translation.